OFFICE SHARING AGREEMENT

BETWEEN:

CARTOON ACQUISITION, INC., a Delaware corporation,

hereinafter called "Sublessee",

-and-

MONTANA ACQUISITION CORPORATION, a Delaware corporation

hereinafter called "User".

1. DESCRIPTION OF PREMISES, FACILITIES, AND SERVICES

     The Sublessee hereby agrees to permit to the User and the User hereby agrees to pay rent to the Sublessee, for the term, and subject to the conditions and covenants hereinafter set forth, for the office commonly located at 233 Alexander Street, Second Floor, Rochester, New York 14607-2518 (the "Designated Office"), together with the privilege to use in the Office in common with the Sublessee and other users and parties that the Sublessee from time to time may designate.

     The User hereby acknowledges that the rent paid under this Agreement is for the rental of the Designated Office and for the general use of common areas permitted by the Sublessee, and for other service that may be obtained from the Sublessee at an additional cost.

2. USE

     The use of the Designated Office shall be limited to use by the User to not more than two people, in number, at any given time. The parties to this Agreement (Cartoon and Montana, when hereinafter referred to collectively) agree that Montana shall use the Designated Office for a legitimate business premise, only to conduct business for lawful purposes, and for no other purpose, or as otherwise may be designated by the Sublessee from time to time. The User may not make any alteration or improvement to any part of the Designated Office except with written prior consent of Cartoon, which consent shall not be unreasonably withheld.

     In addition, the User agrees to abide by the Sublessee's Rules and Regulations, which are appended as Schedule A hereto.

3. TERM

     The term of this Agreement shall be for a period of one year, on a month-to-month basis, commencing on the first day of June 2006, and ending on the 31st day of May 2007, unless renewed as provided hereinafter.

     In the event then the User intends to terminate this Agreement, such termination shall become effective by notification to the Sublessee in writing at least 30 (thirty) days prior to the proposed termination date. The termination date shall be the last day of any calendar month.

4. RENT

     The User agrees to pay rent for the Designated Office during the term of this Agreement at the monthly rate of $250 payable in arrears on the last day of each calendar month.

5. SECURITY DEPOSIT

     The Sublessee does not require the User to pay any security deposit to it under the terms of or in connection with this Agreement.

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6. ADDITIONAL FACILITIES AND SERVICES

     The Sublessee agrees to make available to the User upon request access to certain other facilities and services as may be required by the User. The User acknowledges that such extraordinary facilities and services are not covered by the base rent and agrees to pay the Sublessee for the extraordinary facilities and services described at the standard rates established by the Sublessee, which are prevailing at the time the facilities and services are requested and used, or at those rates that may reasonably be assessed by the Sublessee from time to time, for which the Sublessee shall present the User with accurate and dated invoices.

     The User acknowledges that the request or contract for use of such extraordinary facilities or services shall be permissible or granted at the sole determination of the Sublessee.

7. OVERDUE ACCOUNTS AND DEFAULT

     The User agrees to pay a five per cent (5%) per month interest charge to the Sublessee on any overdue account for the rental of the Designated Office. The User agrees that should it default in the payment of rent, or any other amount payable hereunder, or in the performance of any other terms or conditions of this Agreement, then the Sublessee may, by providing a five (5) day written notice to the User, terminate this Agreement and retake possession of all of the User's possessions, and, the User shall then forthwith continue to remain liable to pay all monies owing or accruing to the Sublessee up to the date of any such voluntary or involuntary termination.

8. LIABILITY

     The Sublessee shall not be liable to the User for any injury or damage to the User's employees or property or that of its invitees or designees, by whatever cause, including, without limitation, any event resulting from the acts or omissions of Sublessee's employees, persons renting, subleasing, or using office space or services from the Sublessee, or other persons occupying any part of the Designated Office, or from any failure of services provided to User, such as electricity, water, or gas or for any injury or damage to property or persons caused by any person or by the Sublessee's failure to repair.

     The Sublessee and its employees shall not be responsible for shortages in, damages to or condition of any parcels, cartons, goods, or monies received. In utilizing the Designated Office, or additional services or facilities hereunder, the User agrees that for the purpose of risk, loss, errors, or omissions, the persons or entities providing the services shall be deemed the employees of the User and not that of the Sublessee. The Sublessee makes no warranties as to the skill, competency, or integrity of the person performing these services and the User agrees to satisfy itself as to the completeness and accuracy of all work product produced.

     The User shall be responsible for all damage or loss caused to the Designated Office, including the furnishings, fixtures, and equipment, except for reasonable wear and tear. The User shall pay for all repairs and replacement thereof during the term and following the termination of this Agreement. The User shall be responsible for insuring its own property located at the Designated Office.

9. TAXES

     The User shall not be responsible for the payment, on a pro rate basis or otherwise, of any real estate taxes associated with the real property underlying the Designated Office.

10. TELEPHONE SERVICE

     The User acknowledges that it is responsible to contract for and maintain any telephone service at the Designated Office. In addition, should the User use the Sublessee's telephone or

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equipment, the Sublessee may charge the User a nominal charge for such use and services, at the Sublessee's discretion.

11. ASSIGNMENT AND SUBLETTING

     Under no circumstances may the User assign this Agreement or sublet the Designated Office or any other part of the premises.

12. EMPLOYMENT OF THE SUBLESSEE'S EMPLOYEES

     For the term of this agreement and for a period of twelve (12) months thereafter, should the User offer to employ, hire, or contract with, or refer for hire to a third party (collectively, "Offer"), directly or indirectly, in any manner whatsoever, any person who was an employee of or contract service provider to the Sublessee at any time during the twelve month period immediately preceding such Offer, the User shall forthwith pay to Sublessee the sum of $15,000.00 as a procurement fee.

13. TERMINATION

     The User may not terminate this Agreement prior to the herein agreed date of expiration unless prior written consent is obtained from the Sublessee. The Sublessee has the right to terminate this Agreement at any time, without prior notice, for the User's failure to comply with any part of this Agreement.

14. SEVERABILITY

     In the event that any part of this Agreement shall be held to be unenforceable or invalid, the remaining parts of this Agreement shall nevertheless continue to be valid and enforceable as though the invalid portions had not been a part thereof

15. REPAIR

     The User agrees to surrender the Designated Office to the Sublessee in the same state of repair and condition as originally received by the User, normal wear and tear excepted.

16. NOTICES

     Any notice required or permitted to be given hereunder shall be given by delivery to the addressee at the Designated Office and shall be deemed to be given at the time of actual occupancy by the User.

17.	TIME

Time shall be of the essence hereof.

18.	GENERAL

     This Agreement embodies the entire agreement between the Parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect except in writing acknowledged by the parties.

DATED June 1, 2006, and executed in the City of Rochester, New York.

/s/ Randolph S. Hudson President Montana Acquisition Corporation, a Delaware corporation ("User")

/s/ Randolph S. Hudson President Cartoon Acquisition, Inc., a Delaware corporation ("Sublessee")

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Schedule A RULES AND REGULATIONS

(1)	The User, and the User's employees, consultants, advisors, and other guests, will conduct itself and themselves in a business-like manner; proper attire will be worn at all times; the noise level will be minimized to a level so as not to interfere with or annoy other occupants of the Designated Office or the Sublessee.

(2)	The User shall not alter the Designated Office without the prior written consent of the Sublessee.

(3)	The User will not affix anything to the walls of the Designated Office without the prior written consent of the Sublessee.

(4)	The User, and the User's employees, consultants, advisors, and other guests, will not prop-open any corridor doors, exit doors, or door connecting corridors during or after business hours.

(5)	All corridors, halls, elevators, and stairways shall not be obstructed by the User or used for any purpose other than egress and ingress.

(6)	No advertisement or identifying signs or other notices shall be inscribed, painted on, or affixed to any part of the corridors, doors, or public areas.

(7)	The User shall not, under any circumstances, do any cooking thereon, or use or allow to be used at the Designated Office any oil, burning fluids, gasoline, kerosene, or other flammable or combustible fluids, for any purpose whatsoever.

(8)	If the User requires any special wiring for business machines or otherwise, such wiring shall be done by a licensed electrician designated by the Sublessee. The electrical current shall be used for ordinary lighting purposes only unless written permission to do otherwise shall first have been obtained by the Sublessee.

(9)	The Sublessee and its employees, agents, and guests, shall have the right to enter the Designated Office during commonly recognized weekday business hours for conducting its business.

(10)	The User shall give the Sublessee immediate access to the Designated Office to show said Designated Office on the User giving notice of intent to vacate in accordance with the provisions of the Agreement. The User shall in no way hinder the Sublessee from showing said Designated Office.

(11)	The User will bring no animals to the Designated Office or on the premises comprising the Designated Office.

(12)	The User shall not remove any furnishings, fixtures, equipment, or decorative material from the Designated Office without written consent of the Sublessee.

(13)	The Sublessee reserves the right to make such other reasonable rules and regulations as, in its sole judgement, may from time to time be needed for the safety, care, and cleanliness of the Designated Office.